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                                                                     EXHIBIT 2.6

                                Amendment No. 1
                                      to
                         Agreement and Plan of Merger

     This is AMENDMENT NO. 1 (this "Amendment") to that certain Agreement and Plan of Merger (the "Agreement") and is made as of March 19, 1999, by and among Avery Communications, Inc., a Delaware corporation ("Avery"), ACI Telecommunications Financial Services Corporation, a Delaware corporation and wholly owned subsidiary of Avery ("Merger Sub"), Primal Systems, Inc., a California corporation ("Primal"), Mark J. Nielsen, an individual resident in San Juan Capistrano, California ("Nielsen"), John Faltys, an individual resident in Orange, California ("Faltys"), Joseph R. Simrell, an individual resident in Aliso Viejo, California ("Simrell"), and David Haynes, an individual resident in Irvine, California ("Haynes," and, collectively with Nielsen, Faltys, and Simrell, the "Stockholders"). All terms not defined herein are used with the same meanings as defined in the Agreement.

                                   Recitals

     A. Pursuant to the Merger for which provision is made in the Agreement, Primal will merge with and into Merger Sub and Merger Sub will survive as the Surviving Corporation.

     B. The term "Acquired Companies" is defined in Section 13 of the Agreement to mean Primal and its Subsidiaries (other than WBS), collectively.

     C.   On the date hereof, Primal has no Subsidiaries other than WBS.

     D. The parties hereto desire to supplement the provisions of Section 3.3 and Section 3.4 of the Agreement to make clear that it was and is the intention of the parties to the Agreement that, in determining whether any Escrow Shares or Additional Merger Consideration is due to the holders of the Primal Common Stock pursuant to the terms of such Sections, only the unconsolidated revenues and earnings or losses of the Surviving Corporation shall be used, and that no revenues and earnings or losses of any Subsidiary of the Surviving Corporation shall be used in the calculations under such Sections for any purpose whatsoever.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, agree as follows:

     1. For all purposes of Section 3.3 and Section 3.4 of the Agreement, the determination of whether the holders of Primal Common Stock at the Effective
Time shall be entitled to a release of any Escrow Shares or to receive any Additional Merger Consideration, or both, shall be based solely upon the unconsolidated revenues and earnings or losses of the Surviving Corporation, which shall mean for all purposes, the unconsolidated revenues and earnings of Primal, although Primal will technically, under applicable law, cease to exist at the Effective Time and shall thereafter be the survived by the Surviving Corporation. Under no circumstance whatsoever shall any revenues and
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earnings or losses of WBS or any other Subsidiary of Primal be included with the revenues and earnings or losses of the Surviving Corporation in making any of the calculations required by Section 3.3 or Section 3.4 of the Agreement.

     2. For all the purposes of Section 3.3 and Section 3.4 of the Agreement, the revenues and earnings or losses of WBS shall be excluded for all purposes.

     3. For the purposes of Section 3.4 of the Agreement, the Closing Financial Statements shall mean and refer to the unconsolidated financial statements of the Surviving Corporation, which, in effect, would be the unconsolidated financial statements of Primal were Primal to be the surviving corporation in the Merger.

     4. In preparing the Closing Financial Statements of the Surviving Corporation for the purposes of Section 3.3 and Section 3.4 of the Agreement, no revenues and earnings or losses of WBS or any other Subsidiary of the Surviving Corporation shall be included therein for any purposes whatsoever, including, without limitation, the determination of whether any Escrow Shares are released or whether any Additional Merger Consideration is due to the holders of Primal Common Stock.

     5. Except as expressly modified hereby, each of the other terms and provisions of the Agreement are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     6. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        [The remainder of this page has been left blank intentionally.
           Signatures of the parties appear on the following page.]

                                      -2-
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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                              AVERY COMMUNICATIONS, INC.



                              By: /s/ Scot M. McCormick
                                 -------------------------------------
                                  Scot M. McCormick
                                  Vice President

                              ACI TELECOMMUNICATIONS FINANCIAL
                              SERVICES CORPORATION



                              By: /s/ Scot M. McCormick
                                 -------------------------------------
                                  Scot M. McCormick
                                  Vice President



                              PRIMAL SYSTEMS, INC.



                              By: /s/ John Faltys
                                 -------------------------------------
                                  John Faltys
                                  President

                                      S-1
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                                 STOCKHOLDERS:



                                 /s/ Mark J. Nielsen
                                 ------------------------------------
                                 Mark J. Nielsen


                                 /s/ John Faltys
                                 ------------------------------------
                                 John Faltys


                                 /s/ Joseph R. Simrell
                                 ------------------------------------
                                 Joseph R. Simrell


                                 /s/ David Haynes
                                 ------------------------------------
                                 David Haynes

                                      S-2